UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   February 6, 2006

Power-One, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-29454	77-0420182
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

740 Calle Plano, Camarillo, California		93012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   805-987-8741

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 6, 2006, the Compensation Committee of the Company’s Board of Directors approved discretionary bonus payments attributable to individual officer performance in fiscal year 2005 ending December 31, 2005 to named executive officers. Titles noted below reflect the current positions held by the named officers:

•	Steven J. Goldman, Chairman	$390,000

•	William T. Yeates, Chief Executive Officer	$250,000

•	Brad W. Godfrey, President and Chief Operating Officer	$165,000

•	Paul E. Ross, Vice President, Finance, Treasurer and Chief Financial Officer	$55,000

•	Veronica Tarrant, Chief Accounting Officer	$55,000

•	Randall H. Holliday, Secretary and General Counsel	$55,000

Bonus payments were awarded by and under the discretion of the Compensation Committee. There was no specific fiscal year 2005 cash bonus plan adopted by the Board of Directors or the Compensation Committee.

On February 6, 2006 (and effective as of that date), the Compensation Committee of the Company’s Board of Directors set base salaries for named executive officers as follows:

•	Steven J. Goldman, Chairman	$520,000

•	William T. Yeates, Chief Executive Officer	$400,000

•	Brad W. Godfrey, President and Chief Operating Officer	$300,000

•	Randall H. Holliday, Secretary and General Counsel	$250,000

•	Paul E. Ross, Vice President, Finance, Treasurer and Chief Financial Officer	$190,000

•	Veronica Tarrant, Chief Accounting Officer	$190,000

On February 6, 2006, the Compensation Committee of the Company’s Board of Directors adopted a cash bonus plan for named executive officers listed in the table below for fiscal year 2006. Under the plan, officers have potential to earn cash bonuses up to certain percentages of base salary, based on a combination of (i) Company financial performance, and (ii) individual performance measured against position-specific objectives established by the person to whom the individual reports.

Name	Title	Level 1	Level 2	Level 3
William T. Yeates	Chief Executive Officer	50%	100%	125%
Brad W. Godfrey	President and Chief Operating Officer	50%	100%	125%
Paul E. Ross	Vice President, Finance, Treasurer and Chief Financial Officer	25%	50%	62.5%
Veronica Tarrant	Chief Accounting Officer	25%	50%	62.5%
Randall H. Holliday	Secretary and General Counsel	15%	30%	37.5%

As noted in the preceding table, three levels of potential maximum bonus have been established. For each bonus level, the bonus calculation is based on the combination of (i) achievement of certain combined financial performance thresholds of revenue and earnings per share for fiscal 2006 as a whole, plus (ii) the individual’s performance and achievement of individual objectives during the fiscal year, which are set, reviewed and graded on a quarterly basis during the fiscal year. The bonus formula is (i) base salary x bonus level percentage x the individual’s individual objectives grade.

Individual objective performance is graded on a one hundred (100) point scale. Based upon this final score, the percent of the bonus earned applicable to individual objectives will be determined as follows:

Final Overall Grade	% of Bonus earned
90 to 100	100%
80 to 89	75%
70 to 79	50%
< 70	0%

For all officers other than Mr. Godfrey, each bonus level establishes a minimum threshold of revenue and earnings per share for fiscal 2006 as a whole that must the Company must achieve before any bonus attributable to overall Company financial performance is payable for a given level. Bonus Level No. 1 sets the minimum revenue and earnings per share amounts at which the financial performance bonus will be payable. Bonus levels Nos. 2 and 3 each involve higher thresholds of revenue and earnings per share for the applicable bonus percentage to become payable. Both components of a given bonus level (i.e. revenue and earnings per share) must be achieved for bonus eligibility at the given level.

For Mr. Godfrey, separate revenue and earnings per share levels using different formulas based on certain divisional/business unit targets (as opposed to overall Company financial performance) have been established for each of Mr. Godfrey’s three bonus levels.

Calculation and payment of cash bonus payments under this plan, if any, will be made in early 2007 after the Company’s full fiscal 2006 financial performance is known.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 10, 2006	POWER-ONE, INC.

	By:	/s/ Paul E. Ross
Paul E. Ross
Vice President— Finance,Treasurer and Chief
Financial Officer